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                                                                EXHIBIT (d)(xvi)

                                MANAGED PORTFOLIO
                                       OF
                          ENTERPRISE ACCUMULATION TRUST

                          PORTFOLIO MANAGER'S AGREEMENT

         THIS AGREEMENT, made the 2nd day of October, 2000, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

         (A) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as portfolio managers to the portfolios.

         (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Managed Portfolio of the Fund (the "Managed Portfolio") securities investment advisory services for that Managed Portfolio.

WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

                  (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Managed Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

                  (2) The Portfolio Manager shall furnish the Managed Portfolio advice with respect to the investment and reinvestment of the assets of the Managed Portfolio, or such portion of the assets of the Managed Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Portfolio which are set forth in the Fund's most recent Registration Statement. The Portfolio Manager may delegate its investment advisory and other responsibilities and duties hereunder to an affiliated person of the Portfolio Manager, subject to the Portfolio Manager retaining overall responsibility for such powers and functions and any and all obligations and liabilities in connection therewith.

                  (3) The Portfolio Manager shall perform a monthly reconciliation of the Managed Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

                  (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the portfolios.

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                  (5)      It is understood that the Portfolio Manager does not,
by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the portfolio.

                  (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20) day after the close of each calendar month, a sum equal to 0.03333 of 1% of the average of the daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is, 0.40 of 1% per year) for the first $10,000,000 of assets under management; and a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the Managed Portfolio during such month (that is, 0.30 of 1% per year) for the next $40,000,000 of assets under management (up to $50,000,000); and a sum equal to 0.0166667 of 1% of the average of the daily closing net asset value of the Managed Portfolio during such month (that is 0.20 of 1% per year) for the next $50,000,000 of assets under management (up to $100,000,000); and a sum equal to 0.0083333 of 1% of the average of the daily closing net asset value of the Managed Fund during such month (that is 0.10% per year) for assets under management over $100,000,000.

                  (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

                  (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

                  (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

                  (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

                  (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager and affiliated persons of the Portfolio Manager who are responsible for investing assets of the Managed Portfolio from taking, at any time, a short position in any shares of any holdings of the Managed Portfolio or any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Managed Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

                  (10) In connection with the management of the investment and reinvestment of the assets of the Managed Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Managed Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Managed Portfolio,

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the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the
National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of portfolios.

                           In lieu of selecting broker-dealers to execute
transactions for the Managed Portfolio, the Portfolio Manager may execute such transactions for the Managed Portfolio provided that it "steps-out" such transactions to the broker-dealers selected by the Portfolio Manager. A step-out is a service provided by the New York Stock Exchange and other markets which allows the Portfolio Manager to provide the Managed Portfolio with the benefit of the Portfolio Manager's execution capabilities at no additional charge and then transfer or step-out the confirmation and settlement responsibilities of such transactions to the broker-dealer(s) selected by the Portfolio Manager. In connection with a step-out, transaction charges shall be paid by the Managed Portfolio to the broker-dealers selected by the Portfolio Manager and not to the Portfolio Manager.

                           In addition to selecting brokers or dealers to
execute transactions for the Managed Portfolio, the Portfolio Manager may, subject to obtaining best execution, also act as a broker for the Managed Portfolio from time to time at rates not exceeding the usual and customary broker's commission. Under Federal law, the Portfolio Manager must obtain the Fund's and the Adviser's consent to effect agency cross transactions for the Managed Portfolio, which consent is hereby granted. The Portfolio Manager represents, warrants and covenants that all agency cross transactions for the Managed Portfolio will be effected by the Portfolio Manager strictly in accordance with Rule 206(3)-2 under the Investment Advisers Act of 1940. An agency cross transaction is where the Portfolio Manager purchases or sells securities from or to a non-managed account on behalf of a client's managed account. Pursuant to this consent, the Portfolio Manager will only effect an agency cross transaction for the Managed Portfolio with a non-managed account. When the Portfolio Manager crosses transactions in connection with a step-out, the Portfolio Manager will receive a commission from the transaction only with respect to the non-managed account and will not receive a commission from the transaction with respect to the Managed Portfolio. In an agency cross transaction where the Portfolio Manager acts as broker for the Managed Portfolio, the Portfolio Manager receives commissions from both sides of the trade and there is a potentially conflicting division of loyalties and responsibilities. However, as both sides to the trade want to execute the transaction at the best price without moving the market price in either direction, the Portfolio Manager believes that an agency cross transaction will aid both sides to the trade in obtaining the best price for the trade. THE FUND OR THE ADVISER MAY REVOKE THIS CONSENT BY WRITTEN NOTICE TO THE PORTFOLIO MANAGER AT ANY TIME.

                  (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

                  (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until Oct 2, 2002 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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                  (13)     The Adviser shall indemnify and hold harmless the
Portfolio Manager, its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons. The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this Paragraph 13.

                           This Agreement is executed by the Trustees of the
Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made March 2, 1998. None of the Shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio.

                  (14) Except as otherwise provided in Paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

                  (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

                  (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

                  (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Portfolio Manager:  Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York  10153-0185

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
by the Adviser:            Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022

by the Fund:               Enterprise Accumulation Trust c/o Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

                  (18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

                  (19) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Managed Portfolio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

                                        ENTERPRISE ACCUMULATION TRUST
(SEAL)

ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------         ------------------------------------
               Secretary                   Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        ENTERPRISE CAPITAL MANAGEMENT, INC.
(SEAL)

ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------         ------------------------------------
               Secretary                   Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        SANFORD C. BERNSTEIN & CO., LLC
(SEAL)

ATTEST:                                 By: /s/ JEAN MARGO REID
       ---------------------------         ------------------------------------
               Title                    Name: Jean Margo Reid
                                             ----------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------